LINENS ’N THINGS

INCREASE SUPPLEMENT

        INCREASE SUPPLEMENT, dated as of November 2nd, 2001, to the Credit Agreement, dated as of October 20, 2000, by and among Linens ’N Things, the (“Borrower”), the Subsidiary Borrowers party thereto, the Lenders party thereto and Fleet National Bank, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

         1.   Pursuant to Section 2.13 of the Credit Agreement, the Borrower hereby proposes to increase (the “Increase”) the Aggregate Commitment Amount from $140,000,000 to $150,000,000.

         2.   The following Lender has been invited by the Borrower, and is ready, willing and able to increase its Commitment Amount (which following the acquisition of the Commitment Amount of Summit Bank was at $55,000,000) as follows:

Name of Lender	Commitment Amount (After giving effect to the Increase)

Fleet National Bank	$65,000,000

         3.  The proposed effective date for the Increase is as of the date first above written.

        4.   The Borrower hereby represents and warrants to the Agent and the Lender that (i) immediately before and after giving effect to the Increase no Default exists or would exist, (ii) it has full power and authority to enter into this Increase Supplement and to consummate the transaction contemplated hereby, and the execution, delivery and performance of the Credit Agreement and this Increase Supplement has been duly and validly approved by all necessary corporate action, and no other actions or proceedings on the part of the Borrower is necessary to authorize this Increase Supplement, and (iii) immediately after giving effect thereto, the Aggregate Commitment Amount shall not have been increased pursuant to Section 2.13 of the Credit Agreement in an aggregate amount greater than $150,000,000.

         5.   Pursuant to Section 2.13 of the Credit Agreement, by execution and delivery of this Supplement, together with the satisfaction of all of the other requirements set forth in Section 2.13, (i) the undersigned Lender shall have, on and as of the effective date of the Increase, a Commitment Amount equal to the amount set forth above next to its name and (ii) the sum of the Commitment Amounts reflected on Exhibit A of the Credit Agreement shall be equal to the amount set forth in paragraph 1 above.

         IN WITNESS WHEREOF, the parties hereto have caused this Increase Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LINENS ’N THINGS, INC.

DAVID J. DICK
By:_________________________________
Name: David J. Dick Title: Treasurer

FLEET NATIONAL BANK,
as Administrative Agent

THOMAS J. BULLARD
By:_________________________________
Name: Thomas J. Bullard Title: Director

FLEET NATIONAL BANK, as Lender

THOMAS J. BULLARD
By:_________________________________
Name: Thomas J. Bullard Title: Director